Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North Birmingham, AL	35203
(Address of principal executive offices)	(Zip code)

Regions Bank

1180 West Peachtree Street

Atlanta, GA 30309

(904) 564-3310

(Name, address and telephone number of agent for service)

Tractor Supply Company

(Exact name of obligor as specified in its charter)

Delaware	13-3139732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5401 Virginia Way Brentwood, TN 37027 (615) 440-4000	37027
(Address of principal executive offices)	(Zip code)

Debt Securities

(Titles of the indenture securities)

Item	1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

State of Alabama State Banking Department

PO Box 4600

Montgomery, AL 36103-4600

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of Atlanta

Atlanta, Georgia 30309

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item	2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

Items

3-15. No responses are included for Items 3 through 15. Responses to those Items are not required because, as provided in General Instruction B the obligor is not in default on any securities issued under indentures under which Regions Bank is a trustee.

Item	16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Incorporation of the trustee now in effect.

Exhibit 2.	The authority of Regions Bank to commence business was granted under the Articles of Incorporation for Regions Bank, incorporated herein by reference to Exhibit 1 of Form T-1.

Exhibit 3.	The authorization to exercise corporate trust powers was granted under the Articles of Incorporation for Regions Bank, incorporated herein by reference to Exhibit 1 of Form T-1.

Exhibit 4.	A copy of the bylaws of the trustee as now in effect.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state chartered bank under the laws of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and State of Florida on August 14, 2026.

REGIONS BANK

/s/ LeVon Griffin
LeVon Griffin
Vice President

EXHIBIT 1

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

REGIONS BANK

an Alabama banking corporation

Pursuant to the provisions of Section 10A-1-3.13 and Sections 10A-2-10.01 through 10A-2-10.09 of the Alabama Business and Nonprofit Entities Code, as amended, (the “Law”), the undersigned banking corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the banking corporation is Regions Bank (the “Bank”).

SECOND: The Bank is an Alabama banking corporation.

THIRD: The Restated Articles of Incorporation of the Bank were filed with the Office of the Judge of Probate of Jefferson County, Alabama on October 28, 2014. The Alabama Entity ID Number of the Bank is 006-854.

FOURTH: The Second Amended and Restated Certificate of Incorporation, attached hereto as Exhibit A and incorporated herein by this reference, is hereby adopted as the articles of incorporation of the Bank.

FIFTH: The Second Amended and Restated Certificate of Incorporation was adopted and approved by the Board of Directors of the Bank at a meeting duly called and held on July 22, 2020 and by the sole shareholder of the Bank pursuant to an action by written consent dated as of July 22, 2020.

SIXTH: The designation, number of outstanding shares, and number of votes entitled to be cast by the sole shareholder on the Second Amended and Restated Certificate of Incorporation were as follows:

Shares	Outstanding	Entitled to Vote
Common Stock,	21,546	21,546
par value $5.00

SEVENTH: The number of shares entitled to vote on the Second Amended and Restated Certificate of Incorporation that voted FOR the Second Amended and Restated Certificate of Incorporation and the number of shares entitled to vote on the Second Amended and Restated Certificate of Incorporation that voted AGAINST the Second Amended and Restated Certificate of Incorporation were as follows:

Shares	Total Voted FOR	Total Voted AGAINST
Common Stock	21,546	0

EIGHTH: The number of shares that voted FOR the Second Amended and Restated Certificate of Incorporation was sufficient for approval thereof by the sole shareholder of the Bank, as required by the Law and the Articles of Incorporation.

NINTH: The original written approval issued by the Superintendent of the Alabama State Banking Department with respect to the Second Amended and Restated Certificate of Incorporation is attached hereto as Exhibit B and recorded herewith.

IN WITNESS WHEREOF, the Bank has caused these Articles of Amendment to the Articles of Incorporation of the Bank to be executed in its name and on its behalf as of August 6, 2020.

BANK:

REGIONS BANK
an Alabama banking corporation

By:	/s/ Hope D. Mehlman
Hope D. Mehlman
Executive Vice President, Corporate
Secretary, Chief Governance Officer, and Deputy General Counsel

This instrument prepared by:

Andrew S. Nix

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

2400 Regions/Harbert Plaza

Birmingham, AL 35203

(205) 254-1000

EXHIBIT A

Second Amended and Restated Certificate of Incorporation

(attached)

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

REGIONS BANK

1.	The name of this corporation shall be Regions Bank. The corporation is a domestic banking corporation.

2.

The principal place of business of the corporation shall be 1900 Fifth Avenue North, Birmingham, Alabama 35203. The general business of Regions Bank (the “Bank”) shall be conducted at its main office and its branches and other facilities.

3.	The Bank shall have the following objects, purposes and powers:

a.

To be and serve as an Alabama banking corporation pursuant to the Alabama Banking Code, Section 5-1A-1 et seq. of the Code of Alabama 1975, as amended (together with any act amendatory thereof, supplementary thereto or substituted therefor, hereinafter referred to as the “Banking Code”), with all the power and authority that may be exercised by an Alabama banking corporation.

b.

To engage in any lawful business, act or activity for which a banking corporation may be organized under Alabama law, it being the purpose and intent of this section to invest the Bank with the broadest objects, purposes and powers lawfully permitted an Alabama banking corporation.

c.

To engage in any lawful business, act or activity for which a corporation may be organized under the Alabama Business Corporation Law of 2019, Section 10A-2A1.01 et seq. of the Code of Alabama 1975, as amended (together with any act amendatory thereof, supplementary thereto or substituted therefor, hereinafter referred to as the “ABCL”), to the extent not inconsistent with the provisions of the Banking Code or any other regulation of a banking corporation in the State of Alabama.

d.	Without limiting the scope and generality of the foregoing, the Bank shall have the following specific objects, purposes and powers:

i.	To conduct a general banking business through such means and at such places as the Board of Directors may deem proper.

ii.	To sue and be sued, complain and defend, in its corporate name.

iii.	To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

iv.	To purchase, take, receive, lease or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

v.	To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets, subject to the limitations hereinafter prescribed.

vi.	To lend money and use its credit to assist its employees.

vii.

To purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof as may be permitted by law or appropriate regulations.

viii.

To make contracts, guarantees and indemnity agreements and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage, pledge of or creation of security interests in, all or any of its property, franchises or income, or any interest therein.

ix.	To lend money for its corporate purposes, invest and reinvest its funds and take and hold real and personal property as security for the payment of funds so loaned or invested.

x.	To conduct its business, carry on its operations and have offices and exercise the powers granted by this section, within or without the State of Alabama.

xi.	To elect or appoint and remove officers and agents of the Bank, define their duties and fix their compensation.

xii.

To make and alter by its board of directors by-laws not inconsistent with its certificate of incorporation or with the laws of the State of Alabama for the administration and regulation of the affairs of the Bank.

xiii.	To make donations for the public welfare or for charitable, scientific or educational purposes.

xiv.	To transact any lawful business which the board of directors shall find will be in aid of governmental policy.

xv.

To pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

xvi.	To be a promoter, incorporator, partner, member, trustee, associate or manager of any domestic or foreign corporation, partnership, joint venture, trust or other enterprise.

xvii.

To consolidate or merge, before or after the completion of its works, with any other foreign or domestic corporation or corporations engaged in the business of banking or trust companies doing a banking business.

xviii.	To discount bills, notes or other evidences of debt.

xix.	To receive and pay out deposits, with or without interest, pay checks and impose charges for any services.

xx.	To receive on special deposit money, bullion or foreign coins or bonds or other securities.

xxi.	To buy and sell foreign and domestic exchanges, gold and silver bullion or foreign coins, bonds, bills of exchange, notes and other negotiable paper.

xxii.	To lend money on personal security or upon pledges of bonds, stocks or other negotiable securities.

xxiii.	To take and receive security by mortgage, security or otherwise on property, real and personal.

xxiv.	To become trustee for any purpose and be appointed and act as executor, administrator, guardian, receiver or fiduciary.

xxv.

To lease real and personal property upon specific request of a customer, provided that it complies with any applicable laws of the State of Alabama regulating leasing real property or improvements thereon to others.

xxvi.	To perform computer, management and travel agency services for others.

xxvii.	To subscribe to the capital stock and become a member of the Federal Reserve System and comply with rules and regulations thereof

xxviii.	To do business and exercise directly or through operating subsidiaries any powers incident to the business of banks.

4.	The duration of the corporation shall be perpetual.

5.	The Board of Directors is expressly authorized from time to time to fix the number of Directors which shall constitute the entire Board, subject to the following:

a.

The number of Directors constituting the entire Board shall be fixed from time to time by vote of a majority of the entire Board; provided, however, that the number of Directors shall not be reduced so as to shorten the term of any Director at the time in office; provided further, that the number of Directors shall not be less than five (5) nor more than twenty-five (25). Each Director shall be the record owner of the requisite number of shares of common stock of the Bank’s parent bank holding company fixed by the appropriate regulatory authorities.

b.

Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or the by-laws of the Bank (and notwithstanding the fact that some lesser percentage may be specified by law, this Second Amended and Restated Certificate of Incorporation or the by-laws of the Bank), any Director or the entire Board of Directors of the Bank may be removed at any time, with or without cause, by the affirmative vote of the holder(s) of ninety percent (90%) or more of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of stockholders called for that purpose.

6.

The aggregate number of shares of capital stock which the Bank shall have authority to issue is thirty thousand five hundred forty-six (30,546) shares, which shall be common stock, par value five dollars ($5.00) per share (the “Common Stock”). The Bank shall not issue fractional shares of stock, but shall pay in cash the fair value of fractions of a share as of the time when those otherwise entitled to receive such fractions are determined.

a.

Stockholders shall not have pre-emptive rights to purchase shares of any class of capital stock of the Bank. The Bank, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the stockholders.

b.

Authority is hereby expressly granted to the Board of Directors from time to time to issue any authorized but unissued shares of Common Stock for such consideration and on such terms as it may determine. Every share of Common Stock of the Bank shall have one vote at any meeting of stockholders and may be voted by the stockholders of record either in person or by proxy.

c.

In the event of any liquidation, dissolution or winding up of the Bank, or upon the distribution of the assets of the Bank, the assets of the Bank remaining after satisfaction of all obligations and liabilities shall be divided and distributed ratably among the holders of the Common Stock. Neither the merger nor the consolidation of the Bank with another corporation, nor the sale or lease of all or substantially all of the assets of the Bank, shall be deemed to be a liquidation, dissolution or winding up of the Bank or a distribution of its assets.

7.

The Chief Executive Officer, Secretary, Board of Directors or holder(s) of at least 90% of the issued and outstanding voting stock of the Bank may call a special meeting of stockholders at any time. The Bank shall notify stockholders of the place, if any, date and time of each annual and special meeting of stockholders no fewer than ten (10) nor more than sixty (60) days before the meeting date, such notice to be delivered to each stockholder of record at the address as shown upon the stock transfer book of the Bank. Notice of a special meeting of stockholders shall include a description of the purpose or purposes for which the meeting is called.

8.

The Bank reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter provided by law, at any regular or special meeting of stockholders, and all rights conferred upon officers, directors and stockholders of the Bank hereby are granted subject to this reservation.

9.

The Bank shall indemnify its officers, directors, employees and agents in accordance with the indemnification provisions set forth in the by-laws of the Bank, as may be amended from time to time, and in all cases in accordance with applicable laws and regulations.

10.

To the extent not inconsistent with the provisions of the Banking Code or the rules, regulations or orders of the Superintendent of the Alabama State Banking Department, and pursuant to Section 10A-2A-17.01 of the ABCL, the Bank hereby elects to be governed by the provisions of the ABCL, and all references in this Second Amended and Restated Certificate of Incorporation to the ABCL shall mean the Alabama Business Corporation Law of 2019.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby certifies that, in accordance with applicable law, this Second Amended and Restated Certificate of Incorporation has been adopted by the Bank as of the 6th day of August, 2020.

By:	/s/ Hope D. Mehlman
Hope D. Mehlman
Executive Vice President, Corporate Secretary, Chief Governance Officer, and Deputy General Counsel

STATE OF ALABAMA

MONTGOMERY COUNTY

I, Mike Hill, as Superintendent of Banks for the State of Alabama, do hereby certify that I have fully and duly examined the foregoing Second Amended and Restated Certificate of Incorporation whereby the shareholder of Regions Bank, a banking corporation located at Birmingham, Alabama, proposes to Amend and Restate the Certificate of Incorporation.

See attached Articles of Amendment which Amend and Restate the Certificate of Incorporation of Regions Bank.

I do hereby certify that said Second Amended and Restated Certificate of Incorporation appear to be in substantial conformity with the requirements of law and they are hereby approved. Upon the filing of the same, together with this Certificate of Approval, with the proper agency as required by law, the Second Amended and Restated Certificate of Incorporation of said bank shall be effective.

Given under my hand and seal of office this the 3rd day of August, 2020.

By:	/s/ Mike Hill
Mike Hill
Superintendent of Banks

EXHIBIT 4

AMENDED AND RESTATED BY-LAWS OF

REGIONS BANK

Effective July 21, 2021

ARTICLE I. OFFICES

Section 1. Registered Office.

The registered office of Regions Bank (the “Bank”) shall be maintained at the office of the Corporation Service Company, Inc., in the City of Montgomery, in the County of Montgomery, in the State of Alabama, or such other location as may be designated by the Board of Directors. Corporation Service Company, Inc. shall be the registered agent of the Bank unless and until a successor registered agent is appointed by the Board of Directors.

Section 2. Other Offices.

The Bank may have other offices at such places as the Board of Directors may from time to time appoint or the business of the Bank may require.

Section 3. Principal Place of Business.

The principal place of business of the Bank shall be in Birmingham, Alabama.

ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting.

Annual meetings of stockholders for the election of members of the Board of Directors (“Directors”) and for such other business as the Board of Directors may determine, shall be held at such place, time and date as the Board of Directors, by resolution, shall determine.

Section 2. Special Meetings.

The Chief Executive Officer, Secretary, Board of Directors or holder(s) of at least ninety percent (90%) of the issued and outstanding voting stock of the Bank may call a special meeting of stockholders at any time. Special meetings of stockholders may be held at such place, time and date as shall be stated in the notice of the meeting.

Section 3. Voting.

The vote of a majority of the votes cast by the shares entitled to vote on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, except as otherwise required by law or by the Certificate of Incorporation of the Bank.

Section 4. Quorum.

At each meeting of stockholders, except where otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the outstanding shares of the Bank entitled to vote on a matter at the meeting, represented in person or by proxy, shall constitute a quorum. If less than a majority of the outstanding shares are represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted. The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. Notice of Meeting.

Written or printed notice stating the place, day and time of the meeting and, in case of a special meeting of stockholders, the purpose or purposes of the meeting, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The notice shall also include the record date for determining the stockholders entitled to vote at the meeting, if that date is different from the record date for determining stockholders entitled to notice of the meeting. Such notice may be communicated in person, by telephone, teletype, telecopier, facsimile transmission or other form of electronic communication, or by mail or private carrier. The notice shall be deemed to have been delivered (i) if mailed postage prepaid and correctly addressed to a stockholder, upon deposit in the United States mail; (ii) if mailed by United States mail postage prepaid and correctly addressed to a recipient other than a stockholder, the earliest of when it is actually received or (A) if sent by registered or certified mail, return receipt requested, the date shown on the return receipt signed by or on behalf of the addressee or (B) five (5) days after it is deposited in the United States mail; or (iii) if an electronic transmission, when (A) it enters an information processing system that the recipient has designated or uses for the purposes of receiving electronic transmissions or information of the type sent, and from which the recipient is able to retrieve the electronic transmission and (B) it is in a form capable of being processed by that system. The attendance of a stockholder at a meeting shall constitute a waiver of lack of notice or defective notice of such meeting, unless the stockholder expresses such objection at the beginning of the meeting, and shall constitute a waiver of any objection to the consideration of a particular matter that is not within the purpose or purposes described in the notice, unless the stockholder objects to considering the matter before action is taken thereon.

Section 6. Informal Action by Stockholders.

Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, and without prior notice, if one or more consents in writing setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares of stock entitled to vote on the action were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders approving the action and delivered to the Bank for filing by the Bank with the minutes or corporate records. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date on which a consent is delivered to the Bank as required by this section, written consents signed by sufficient stockholders to take the action have been delivered to the Bank. A written consent may be revoked by a writing to that effect delivered to the Bank before unrevoked written consents sufficient in number to take the corporate action have been delivered to the Bank.

A consent signed pursuant to the provisions of this section has the effect of a vote taken at a meeting and may be described as such in any document. The action taken by written consent shall be effective when written consents signed by sufficient stockholders to take the action have been delivered to the Bank.

If action is taken by less than unanimous written consent of the stockholders, the Bank shall give its nonconsenting stockholders written notice of the action not more than ten (10) days after written consents sufficient to take the action have been delivered to the Bank. The notice must reasonably describe the action taken and contain or be accompanied by the same material that would have been required to be sent to stockholders in a notice of a meeting at which the action would have been submitted to the stockholders for action.

ARTICLE III. DIRECTORS

Section 1. Number and Term.

The number of Directors that shall constitute the whole Board of Directors shall be fixed, from time to time, by resolutions adopted by the Board of Directors, but shall not be less than five (5) persons or more than twenty-five (25) persons. The number of Directors shall not be reduced so as to shorten the term of any Director in office at the time.

Directors elected at each annual or special meeting or appointed pursuant to Article III, Section 4 of these By-Laws shall hold office until the next annual meeting and until his or her successor shall have been elected and qualified, or until his or her earlier retirement, death, resignation or removal. Directors need not be residents of Alabama.

Section 2. Chair of the Board and Lead Independent Director.

The Board of Directors shall by majority vote designate from time to time from among its members a Chair of the Board of Directors. The Chair of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall have and perform such duties as prescribed by these By-Laws and by the Board of Directors. The position of Chair of the Board of Directors is a Board position; provided, however, the position of Chair of the Board of Directors may be held by a person who is also an officer of the Bank.

In the absence of the Chair of the Board of Directors, or in the case he or she is unable to preside, the Lead Independent Director, if at the time a Director of the Bank has been designated by the Board of Directors as such, shall have and exercise all powers and duties of the Chair of the Board of Directors and shall preside at all meetings of the Board of Directors. If at any Board of Directors meeting neither of such persons is present or able to act, the Board of Directors shall select one of its members as acting chair of the meeting or any portion thereof.

Section 3. Resignations.

Any Director may resign at any time. All resignations shall be made in writing, and shall take effect at the time of receipt by the Chair of the Board of Directors, Chief Executive Officer, President or Secretary or at such other time as may be specified therein. The acceptance of a resignation shall not be necessary to make it effective.

Section 4. Vacancies.

If the office of any Director becomes vacant, including by reason of resignation or removal, or the size of the Board of Directors is increased, the remaining Directors in office, even if less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy or new position, and such person shall hold office for the unexpired term and until his or her successor shall be duly chosen.

Section 5. Removal.

Any Director may be removed at any time, with or without cause, by the affirmative vote of the holders of ninety percent (90%) or more of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of stockholders called for that purpose.

Section 6. Powers.

The business and affairs of the Bank shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by applicable law, the Certificate of Incorporation of the Bank or pursuant to these By-Laws.

Section 7. Meetings.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors; provided, however, that such regular meetings shall be held at intervals in compliance with the Alabama Banking Code, Section 5-1A-1 et seq. of the Code of Alabama 1975, as amended (together with any act amendatory thereof, supplementary thereto or substituted therefor, hereinafter referred to as the “Banking Code”).

Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, Lead Independent Director, Chief Executive Officer or President, or Secretary on the request of any two members of the Board of Directors, on at least two (2) days’ notice to each Director and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the notice of such meeting.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone, video or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. Notice of any special meeting of the Board of Directors need not be given personally, and may be given by United States mail, postage prepaid or by any form of electronic communication, and shall be deemed to have been given on the date such notice is transmitted by the Bank (which, if notice is mailed, shall be the date when such notice is deposited in the United States mail, postage prepaid, directed to the applicable Director at such Director’s address as it appears on the records of the Bank).

Section 8. Quorum; Vote Required for Action.

A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require a vote of a greater number.

Section 9. Compensation.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Bank in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 10. Action Without Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee. Action taken under this section is the act of the Board of Directors when one or more consents signed by all of the Directors are delivered to the Bank. The consent may specify a later time as the time at which the action taken is to be effective. A Director’s consent may be withdrawn by a revocation signed by the Director and delivered to the Bank before delivery to the Bank of unrevoked written consents signed by all of the Directors. A consent signed under this section has the effect of action taken at a meeting of the Board of Directors and may be described as such in any document.

Section 11. Committees.

A majority of the Board of Directors shall have the authority to designate one or more committees, each committee to consist of one or more of the Directors of the Bank. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any committee of the Board of Directors, to the extent provided in the resolutions of the Board of Directors or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Bank and may authorize the seal of the Bank to be affixed to all papers that may require it, in each case to the fullest extent permitted by applicable law. In the absence or disqualification of any member of a committee from voting at any meeting of such committee, the remaining member or members thereof present at such meeting and not disqualified from voting, whether or not the remaining member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member.

Section 12. Eligibility.

No person shall be eligible to serve as Director of the Bank unless such person shall be the owner of shares of stock of the parent holding company of the number and held in the manner sufficient to meet the requirements of any applicable law or regulation in effect requiring the ownership of Directors’ qualifying shares.

Section 13. Directors Protected.

In accordance with the Alabama Business Corporation Law, Chapter 2A of Title 10A of the Code of Alabama (1975), or any statute amendatory or supplemental thereof (the “Corporation Law”) and specifically Section 10A-2A-8.30, each Director shall, in the performance of his or her duties, be fully protected in relying in good faith upon information, opinions, reports or statements, including financial statements and other financial data, made to the Directors by the officers or employees of the Bank; legal counsel, public accountants, certified public accountants or other persons as to matters the Director reasonably believes are within the person’s professional or expert competence; or a committee of the Board of Directors of which he or she is not a member if the Director reasonably believes the committee merits confidence, or in relying in good faith upon other records or books of account of the Bank.

ARTICLE IV. OFFICERS

Section 1. Officers, Elections, Terms.

The officers of the Bank shall be a Chief Executive Officer; a President; one or more vice presidents or directors (referring in this context to service in an officer capacity), who may be designated Senior Executive Vice Presidents, Executive Vice Presidents, Executive Managing Directors, Senior Vice Presidents, Managing Directors, Vice Presidents, Directors, and Assistant Vice Presidents; a Secretary; one or more Assistant Secretaries; a Chief Financial Officer; a Controller; an Auditor; and such other officers as may be deemed appropriate. All of such officers shall be appointed annually by the Board of Directors to serve for a term of one (1) year and until their respective successors are appointed and qualified or until such officer’s earlier death, resignation, retirement or removal, except that the Board of Directors may delegate the authority to appoint officers holding the position of Senior Executive Vice President and below in accordance with procedures established or modified by the Board from time to time. None of the officers of the Bank need be Directors. More than one office may be held by the same person. The conduct of the business and affairs of the Bank by the officers shall be subject to the oversight of the Board of Directors and of any committee of the Board of Directors having authority over the subject matter.

Section 2. Chief Executive Officer.

The Board of Directors shall appoint a Chief Executive Officer of the Bank. The Chief Executive Officer is the most senior executive officer of the Bank, and shall be vested with authority to act for the Bank in all matters and shall have general supervision of the Bank and of its business affairs, including authority over the detailed operations of the Bank and over its personnel, with full power and authority during intervals between sessions of the Board of Directors to do and perform in the name of the Bank all acts and deeds necessary or proper, in his or her opinion, to be done and performed and to execute for and in the name of the Bank all instruments, agreements and deeds that may be authorized to be executed on behalf of the Bank or may be required by law. The Chief Executive Officer may, but need not, also hold the office of President.

Section 3. President.

The President shall have, and may exercise, the authority to act for the Bank in all ordinary matters and perform other such duties as directed by the By-Laws, the Board of Directors or the Chief Executive Officer. Among the officers of the Bank, the President is subordinate to only the Chief Executive Officer and is senior to the other officers of the Bank. The authority of the President shall include authority over the detailed operations of the Bank and over its personnel with full power and authority during intervals between sessions of the Board of Directors to do and perform in the name of the Bank all acts and deeds necessary or proper, in his or her opinion, to be done and performed and to execute for and in the name of the Bank all instruments, agreements and deeds that may be authorized to be executed on behalf of the Bank or may be required by law.

Section 4. Vice Presidents.

The vice presidents or directors, who may be designated as Senior Executive Vice Presidents, Executive Vice Presidents, Executive Managing Directors, Senior Vice Presidents, Managing Directors, Vice Presidents, Directors, and Assistant Vice Presidents, shall, subject to the control of the Chief Executive Officer or the President, have and may exercise the authority vested in them in all proper matters, including authority over the detailed operations of the Bank and over its personnel.

Section 5. Chief Financial Officer.

The Chief Financial Officer, or his or her designee, shall have and perform such duties as are incident to the office of Chief Financial Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 6. Secretary and Assistant Secretary.

The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors unless otherwise directed by either of those bodies. The Secretary, or in his or her absence, any Assistant Secretary, shall attend to the giving and serving of all notices of the Bank. The Secretary shall perform all of the duties incident to the office of Secretary and shall do and perform such other duties as may from time to time be assigned by the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or the President.

Section 7. Controller.

The Controller shall, under the direction of the Chief Executive Officer, the President, the Chief Financial Officer or other more senior officer, have general supervision and authority over all reports required of the Bank by law or by any public body or officer or regulatory authority pertaining to the condition of the Bank and its assets and liabilities. The Controller shall have general supervision of the books and accounts of the Bank and its methods and systems of recording and keeping accounts of its business transactions and of its assets and liabilities. The Controller shall be responsible for preparing statements showing the financial condition of the Bank and shall furnish such reports and financial records as may be required of him or her by the Board of Directors or by the Chief Executive Officer, the President, the Chief Financial Officer or other more senior officer.

Section 8. Auditor.

The Auditor’s office may be filled by an employee of the Bank or his or her duties may be performed by an employee or committee of the parent company of the Bank. The Auditor shall have general supervision of the auditing of the books and accounts of the Bank, and shall continuously and from time to time check and verify the Bank’s transactions, its assets and liabilities, and the accounts and doings of the officers, agents and employees of the Bank with respect thereto. The Auditor, whether an employee of the Bank or of its parent, shall be directly accountable to and under the jurisdiction of the Board of Directors and, if applicable, its designated committee, acting independently of all officers, agents and employees of the Bank. The Auditor shall render reports covering matters in his or her charge regularly and upon request to the Board and, if applicable, its designated committee.

Section 9. Other Officers and Agents.

The Board of Directors may appoint such other officers and agents as it may deem advisable, such as General Counsel, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The functions of a cashier of the Bank may be performed by the Controller or any other officer of the Bank whose area of responsibility includes the function to be performed.

Section 10. Management Policymaking Committee.

Pursuant to the By-Laws of Regions Financial Corporation, the Chief Executive Officer shall establish and name (and may rename from time to time) an executive management committee to develop, publish and implement policies and procedures for the operation of Regions Financial Corporation and its subsidiaries and affiliates, including the Bank.

Section 11. Officer in Charge of Wealth Management.

The officer in charge of Wealth Management shall be designated as such by the Board of Directors and shall exercise general supervision and management over the affairs of Private Wealth Management, Institutional Services and Wealth Management Middle Office, which groups are responsible for exercise of the Bank’s trust powers. Such officer is hereby empowered to appoint all necessary agents or attorneys; also to make, execute and acknowledge all checks, bonds, certificates, deeds, mortgages, notes, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, mortgage, lease, assignment, transfer, management or handling, in any way of any property of any description held or controlled by the Bank in any fiduciary capacity. Said officer shall have such other duties and powers as shall be designated by the Board of Directors.

Section 12. Other Officers in Private Wealth Management, Institutional Services and Wealth Management Middle Office.

The officer in charge of Wealth Management shall appoint officers responsible for the activities of Private Wealth Management, Institutional Services and Wealth Management Middle Office. Various other officers as designated by the officers responsible for the activities of Private Wealth Management, Institutional Services and Wealth Management Middle Office are empowered and authorized to make, execute and acknowledge all checks, bonds, certificates, deeds, mortgages, notes, releases, leases, agreements, contracts, bills of sale, assignments, transfers, powers of attorney or substitution, proxies to vote stock or any other instrument in writing that may be necessary to the purchase, sale, mortgage, lease, assignments, transfer, management or handling in any way, of any property of any description held or controlled by the Bank in any fiduciary capacity.

Section 13. Removal and Resignation of Officers.

At its pleasure, the Board of Directors may remove any officer from office at any time by a majority vote of the Board of Directors; provided, however, that the terms of any employment or compensation contract shall be honored according to its terms. An individual’s status as an officer will terminate without the necessity of any other action or ratification immediately upon termination for any reason of the individual’s employment by the Bank. Any officer may resign at any time by delivering notice (whether written or verbal) to the Bank. Such resignation shall be effective immediately unless the notice of resignation specifies a later effective date.

ARTICLE V. MISCELLANEOUS

Section 1. Certificates of Stock.

Certificates of stock of the Bank shall be signed by the President and the Secretary of the Bank, which signatures may be represented by a facsimile signature. The certificate may be sealed with the seal of the Bank or an engraved or printed facsimile thereof. The certificate represents the number of shares of stock registered in certificate form owned by such holder.

Section 2. Lost Certificates.

In case of the loss or destruction of any certificate of stock, the holder or owner of same shall give notice thereof to the Chief Executive Officer, the President, any Senior Executive Vice President or the Secretary of the Bank and, if such holder or owner shall desire the issue of a new certificate in the place of the one lost or destroyed, he or she shall make an affidavit of such loss or destruction and deliver the same to any one of said officers and accompany the same with a bond with surety satisfactory to the Bank to indemnify the Bank and save it harmless against any loss, cost or damage in case such certificate should thereafter be presented to the Bank, which affidavit and bond shall be, at the discretion of the deciding party listed in this Section 2, unless so ordered by a court having jurisdiction over the matter, approved or rejected by the Board of Directors, the Chief Executive Officer, the President or a Senior Executive Vice President before the issue of any new certificate.

Section 3. Transfer of Shares.

Title to a certificate and to the shares represented thereby can be transferred only by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

Section 4. Fractional Shares.

No fractional part of a share of stock shall be issued by the Bank.

Section 5. Stockholders Record Date.

In order that the Bank may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Dividends.

Subject to the provisions of the Certificate of Incorporation, at any regular or special meeting the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Bank as and when it deems expedient. Before declaring any dividend, there may be set apart out of any fund of the Bank available for dividends, such sum or sums as the Directors, from time to time in their discretion, deem proper for working capital; as a reserve fund to meet contingencies; for equalizing dividends; or for such other purposes as the Directors shall deem conducive to the interests of the Bank. No dividends shall be declared that exceed the amounts authorized by applicable laws and regulations or are otherwise contrary to law.

Section 7. Seal.

The Bank may have a corporate seal, which shall have the name of the Bank inscribed thereon and shall be in such form as prescribed by the Board of Directors from time to time. The seal may also include appropriate descriptors, such as the words: “An Alabama Banking Corporation.” The Secretary of the Bank shall have custody of the seal and is authorized to affix the same to instruments, documents and papers as required by law or as customary or appropriate in the Secretary’s judgment and discretion. Without limiting the general authority of the Board of Directors of the Bank to name, appoint, remove and define the duties of officers of the Bank, the Secretary is further authorized to cause reproductions of the seal to be made, distributed to and used by officers and employees of the Bank whose duties and responsibilities involve the execution and delivery of instruments, documents and papers bearing the seal of the Bank. In this regard, the Secretary is further authorized to establish, implement, interpret and enforce policies and procedures governing the use of the seal and the authorization by the Secretary of officers and employees of the Bank to have custody of and to use the seal. Such policies and procedures may include (i) the right of the Secretary to appoint any Bank employee as an Assistant Secretary of the Bank, if such appointment would, in the Secretary’s judgment, be convenient with respect to such employee’s custody and use of a seal and/or (ii) the right of the Secretary to authorize Bank employees to have and use seals as delegates of the Secretary without appointing such employees as Assistant Secretaries of the Bank.

Section 8. Fiscal Year.

The fiscal year of the Bank shall be the calendar year.

Section 9. Checks, Drafts, Transfers, Services, etc.

The Chief Executive Officer, the President, any vice president or director, any Assistant Vice President, any Branch Manager, any Financial Relationship Specialist, any Financial Relationship Consultant or any other employee designated by the Board of Directors is authorized and empowered on behalf of the Bank and in its name to sign and endorse checks and warrants; to execute and deliver any and all documents that are necessary or desirable in connection with the opening of customer deposit accounts with the Bank, including, without limitation, documents associated with establishing treasury management services in connection with deposit accounts; documents requested or required by a third party in connection with the opening or rollover of individual retirement accounts to the Bank or otherwise; draw drafts; issue and sign cashier’s checks; guarantee signatures; give receipts for money due and payable to the Bank; and sign such other papers and do such other acts as are necessary in the performance of his or her duties. The authority conveyed to any employee designated by the Board of Directors may be limited by general or specific resolution of the Board of Directors.

Section 10. Notice and Waiver of Notice.

Whenever any notice whatever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation of the Bank or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business at the meeting because the meeting is not lawfully called or convened.

Section 11. Right of Indemnity.

To the full extent provided for and in accordance with the Corporation Law, and specifically Section 10A-2A-8.50 et seq., the Bank shall indemnify and hold harmless each Director and each officer now or hereafter serving the Bank against any loss and reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any claim, or any action, suit or proceeding against him or her or in which he or she is made a party, by reason of him or her being or having been a Director or officer of the Bank, or who, while a Director or officer of the Bank, is or was serving at the Bank’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such right of indemnity shall not be deemed exclusive of any other rights to which such Director or officer may be entitled under any statute, article of incorporation, rule of law, other bylaw, agreement, vote of stockholders or directors, or otherwise. Nor shall anything herein contained restrict the right of the Bank to indemnify or reimburse any officer or Director in any proper case even though not specifically provided for herein.

Notwithstanding anything to the contrary, the Bank shall not make or agree to make any indemnification payment to a Director or officer or any other institution-affiliated party (as such term is defined in 12 CFR § 359.1) with respect to (i) any civil money penalty or judgment resulting from any administrative or civil action instituted by any federal banking agency, except in full compliance with 12 CFR Part 359, (ii) any assessment, order of restitution, penalty or similar liability imposed under authority of the Banking Code, or (iii) any liability for violation of Section 10A-2A-8.32 of the Corporation Law.

In advance of final disposition, the Bank may, but is not required to, pay for or reimburse the reasonable expenses incurred by a person who may become eligible for indemnification under this Article V, Section 11, provided the conditions set forth in Section 10A-2A-8.53 of the Corporation Law (and, if applicable, 12 CFR § 359.5) shall have been satisfied.

The Bank may purchase and maintain insurance on behalf of said Directors or officers against liability asserted against or incurred by a Director or officer acting in such capacity as described in these By-Laws. Such insurance coverage shall not be used to pay or reimburse a person for the cost of (i) any judgment or civil money penalty assessed against such person in an administrative proceeding or civil action commenced by any federal banking agency or (ii) any assessment or penalty imposed under authority of the Banking Code. Such insurance coverage may be used to pay any legal or professional expenses incurred in connection with such proceeding or action or the amount of any restitution to the Bank. Any insurance coverage of legal or professional expenses will be coordinated with the Bank’s determination whether to advance expenses in advance of final disposition, taking into account the terms and conditions of the coverage and the requirements of Section 10A-2A-8.53 of the Corporation Law.

Section 12. Execution of Instruments and Documents.

The Chief Executive Officer; the President; any Senior Executive Vice President, Executive Vice President, Senior Vice President or Vice President; or any officer holding the title of Executive Managing Director, Managing Director or Director is authorized, in his or her discretion, to do and perform any and all corporate and official acts in carrying on the business of the Bank, including, but not limited to, the authority to make, execute, acknowledge, accept and deliver any and all deeds, mortgages, releases, bills of sale, assignments, transfers, leases (as lessor or lessee), powers of attorney or of substitution, servicing or sub-servicing agreements, vendor agreements, contracts, proxies to vote stock or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, discount, management or handling in any way of any property of any description held, controlled or used by Bank or to be held, controlled or used by Bank, either in its own or in its fiduciary capacity and including the authority from time to time to open bank accounts with the Bank or any other institution; to borrow money in such amounts for such lengths of time, at such rates of interest and upon such terms and conditions as any said officer may deem proper and to evidence the indebtedness thereby created by executing and delivering in the name of the Bank promissory notes or other appropriate evidences of indebtedness; and to guarantee the obligations of any subsidiary or affiliate of the Bank. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers.

By way of example and not limitation, such officers of the Bank are authorized to execute, accept, deliver and issue, on behalf of the Bank and as binding obligations of the Bank, such agreements and instruments as may be within the officer’s area of responsibility, including, as applicable, agreements and related documents (such as schedules, confirmations, transfers, assignments, acknowledgments and other documents) relating to derivative transactions, loan or letter of credit transactions, syndications, participations, trades, purchase and sale or discount transactions, transfers and assignments, servicing and sub-servicing agreements, vendor agreements, contracts, securitizations and transactions of whatever kind or description arising in the conduct of the Bank’s business.

The authority to execute and deliver documents, instruments and agreements may be limited by resolution of the Board of Directors or a committee of the Board of Directors, by the Chief Executive Officer or by the President, by reference to subject matter, category, amount, geographical location or any other criteria and may be made subject to such policies, procedures and levels of approval as may be adopted or amended from time to time.

Section 13. Voting Bank’s Securities.

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President or Executive Managing Director or above, the Controller, the Bank’s General Counsel and any other officer as may be designated by the Board of Directors shall have full power and authority on behalf of the Bank (i) to attend and to act and vote or (ii) to execute a proxy or proxies empowering others to attend and to act and vote, at any meetings of security holders of any of the corporations, partnerships, limited liability companies or other entities in which the Bank may hold securities and, at such meetings, such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the owner thereof, the Bank might have possessed and exercised, if present.

Section 14. Bonds of Officers and Employees.

The Board of Directors shall, pursuant to the Banking Code, designate the officers and employees who shall be required to give bond and fix the amounts thereof.

Section 15. Satisfaction of Loans.

On payment of sums lent, for which security shall have been taken either by way of mortgage or other lien on real or personal property or by the pledge of collateral, whether said loans have been made from funds of the Bank or from funds held in fiduciary capacity, any officer of the Bank shall have the power and authority to sign or execute any and all collateral release documents that may be necessary or desirable for the purpose of releasing property or property rights held by the Bank as collateral for obligations to the Bank that are paid in full or otherwise satisfied or settled and enter the fact of payment or satisfaction on the margin of the record of any such security or in any other legal manner to cancel such indebtedness and to release said security, and the Chief Executive Officer, the President or any Vice President or Director of the Bank shall have power and authority to execute a power of attorney authorizing the cancellation, release or satisfaction of any mortgage or other security given to the Bank in its corporate or fiduciary capacity, by such person as he or she may in his or her discretion appoint.

ARTICLE VI. AMENDMENTS

Except as otherwise provided herein or in the Certificate of Incorporation of the Bank, these By-Laws may be amended or repealed by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors, and the stockholders may make, alter or repeal any By-Laws, whether or not adopted by them.

ARTICLE VII. EMERGENCY BY-LAWS

Section 1. Emergency By-Laws.

This Article VII shall be operative if a quorum of the Bank’s Directors cannot readily be assembled because of some catastrophic event (an “emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Certificate of Incorporation or the Code of Alabama. To the extent not inconsistent with the provisions of this Article VII, the By-Laws provided in the other Articles of these By-Laws and the provisions of the Certificate of Incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article VII shall cease to be operative.

Section 2. Meetings.

During any emergency, a meeting of the Board of Directors, or any committee thereof, may be called by any member of the Board of Directors, the President, a Senior Executive Vice President, the Secretary or an Assistant Secretary. Notice of the time and place of the meeting shall be given by any available means of communication by the individual calling the meeting to such of the Directors and/or Designated Officers, as defined in Section 3 of this Article VII, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the individual calling the meeting, circumstances permit. As a result of such emergency, the Board of Directors may determine that a meeting of stockholders not be held at any place, but instead be held solely by means of remote communication in accordance with the Corporation Law.

Section 3. Quorum.

At any meeting of the Board, or any committee thereof, called in accordance with Section 2 of this Article VII, the presence or participation of two Directors or one Director and a Designated Officer shall constitute a quorum for the transaction of business. In the event that no Directors are able to attend the meeting of the Board of Directors, then the Designated Officers in attendance shall serve as directors for the meeting, without any additional quorum requirement and will have full powers to act as directors of the Bank.

The Board of Directors or the committees thereof, as the case may be, shall, from time to time but in any event prior to such time or times as an emergency may have occurred, designate the officers of the Bank in a numbered list (the “Designated Officers”) who shall be deemed, in the order in which they appear on such list, directors of the Bank for purposes of obtaining a quorum during an emergency, if a quorum of Directors cannot otherwise be obtained.

Section 4. By-Laws.

At any meeting called in accordance with Section 2 of this Article VII, the Board of Directors or a committee thereof, as the case may be, may modify, amend or add to the provisions of this Article VII so as to make any provision that may be practical or necessary for the circumstances of the emergency.

Section 5. Liability.

No officer, Director or employee of the Bank acting in accordance with the provisions of this Article VII shall be liable except for willful misconduct.

Section 6. Repeal or Change.

The provisions of this Article VII shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 5 of this Article VII with regard to action taken prior to the time of such repeal or change.

Section 7. Continued Operations.

In the event of an emergency declared by the President of the United States or the person performing his or her functions, the officers and employees of the Bank will continue to conduct the affairs of the Bank under such guidance from the Directors as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any governmental directives or directives of the Federal Deposit Insurance Corporation during the emergency.

EXHIBIT 6

CONSENT

In accordance with Section 321 (b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: August 14, 2026

REGIONS BANK

/s/ LeVon Griffin
LeVon Griffin
Vice President

EXHIBIT 7

Consolidated Report of Condition for Insured Banks

and Savings Associations

REGIONS BANK

As of the close of business on June 30, 2026:

ASSETS	Thousands of Dollars
Cash and balances due from depository institutions:	10,964,000
Securities:	33,192,000
Federal funds sold and securities purchased under agreement to resell:	0
Loans and leases held for sale:	591,000
Loans and leases net of unearned income and allowance:	97,711,000
Trading Assets:	1,000
Premises and fixed assets:	2,104,000
Other real estate owned:	19,000
Investments in unconsolidated subsidiaries and associated companies:	189,000
Direct and indirect investments in real estate ventures:	0
Intangible assets:	6,374,000
Other assets:	8,642,000
Total Assets:	159,787,000
LIABILITIES	Thousands of Dollars
Deposits	131,776,000
Federal funds purchased and securities sold under agreements to repurchase	200,000
Trading liabilities:	0
Other borrowed money:	5,711,000
Subordinated notes and debentures:	497,000
Other Liabilities:	3,593,000
Total Liabilities	141,777,000
EQUITY CAPITAL	Thousands of Dollars
Common Stock	0
Surplus	16,483,000
Retained Earnings	3,378,000
Accumulated other comprehensive income	-1,992,000
Total Equity Capital	18,010,000
Total Liabilities and Equity Capital	159,787,000